UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 16, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Edgewater Technology, Inc. (“Edgewater” or the “Company”) adopted and approved changes to the existing compensation arrangements for certain of the Company’s named executive officers.

The Committee approved increases to the annual base salary compensation levels, effective June 16, 2010, for David Clancey, the Company’s Executive Vice President and Chief Strategy and Technology Officer ( to $300,000 from $275,000), and Robin Ranzal, the President of the Company’s Corporate Performance Management Division (to $300,000 from $275,000).

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 16, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Meeting”). Holders of an aggregate of 12,248,377 shares of the Company’s common stock were entitled to vote at the Meeting, of which 10,472,330, or approximately 85% of the eligible voting shares were present or represented by proxy at the Meeting. At the Meeting, the stockholders voted (i) to elect the seven (7) candidates listed as nominees in the Company’s Proxy Statement dated April 23, 2010 (the “Proxy Statement”), to serve until the Company’s 2011 annual stockholders meeting or until their successors are duly elected and qualified, and (iii) to ratify the appointment of Deloitte & Touche LLP, by the Audit Committee of the Board of Directors and the Board of Directors, as independent registered public accountants to audit the accounts of Edgewater for the fiscal year ending December 31, 2010. The voting results from the Meeting were as follows:

1.	Each of the following nominees for director received the respective number of votes set forth opposite their name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

	Number of	Number of Votes
Nominee	Votes “FOR”	“WITHHELD”

Shirley Singleton	6,963,270	859,401
Paul E. Flynn	6,965,009	857,662
Paul Guzzi	6,963,557	859,114
Nancy L. Leaming	6,964,534	858,137
Michael Loeb	6,815,700	1,006,971
Daniel O’Connell	6,964,109	858,562
Wayne Wilson	6,964,974	857,697

2.	The following table states the tally of the votes cast to ratify the appointment, as described in the Proxy Statement, of Deloitte & Touche LLP as Edgewater’s independent registered public accountants for the fiscal year ending December 31, 2010.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

9,750,470	592,991	128,869	0

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2010

EDGEWATER TECHNOLOGY, INC.

By:	/S/ TIMOTHY R. OAKES
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)